Exhibit 99

For Immediate Release

TradeStation Group Reports Record Net Income - EPS Beats Top of Range Estimated
                              in Business Outlook

   Daily Average Revenue Trades (DARTs) Double Year Over Year and Rate of New
                           Account Growth Accelerates

                   Company Updates Timetable for Self-Clearing

      Plantation FL, April 15, 2004 - TradeStation Group, Inc. (NasdaqNM: TRAD) today reported record net income and pre-tax income in its 2004 first quarter. The company's net income per share was higher than the top of the range estimated in its 2004 Business Outlook. Additionally, TradeStation's net brokerage account additions in the 2004 first quarter were 32% higher than net brokerage account additions in the 2003 fourth quarter.

      TradeStation Group's 2004 first quarter net income was a record $3.5 million, or $0.08 per share, a 55% increase from 2003 first quarter net income of $2.25 million, or $0.06 per share. TradeStation's 2004 first quarter pre-tax income was a record $3.6 million, a 65% increase from 2003 first quarter pre-tax income of $2.2 million. First quarter 2004 results include the reversal of a $569,000 settlement and legal reserve relating to an inactive third-party claim, which had previously been taken into account in the company's February 10, 2004 Business Outlook. All earnings per share numbers are on a diluted basis.

TradeStation Posts Record Revenues

      TradeStation Group had record revenues of $17.5 million in the 2004 first quarter, a 31% increase from 2003 first quarter revenues of $13.3 million, and an 11% increase from 2003 fourth quarter revenues of $15.8 million.

      "Our first quarter results are a strong foundation from which we expect to continue to grow our business during 2004," said David Fleischman, CFO of TradeStation Group. "We believe our 2004 first quarter net income results are particularly impressive when you take into account that this is the first full fiscal quarter of our lower commission pricing plan and that approximately $450,000 of our operating


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expenses related to self-clearing and options  execution  start-up and operating expenses from which we received no 2004 first quarter benefits."

Net Account Additions Increase 32% Over 2003 Fourth Quarter

      TradeStation had a net increase of approximately 1,400 accounts in the 2004 first quarter, as compared to a net increase of approximately 1,050 accounts in the 2003 fourth quarter -- a 32% improvement in net growth of new accounts. At March 31, 2004, TradeStation reported 13,723 equities, futures and forex accounts, a 54% increase year over year.

Daily Average Revenue Trades (DARTs) Increase Nearly 100% Year Over Year and Increase 28% Over Fourth Quarter 2003

      For the 2004 first quarter, TradeStation experienced the following daily trading growth results with respect to equities, futures and forex accounts:

                                         Q1 04         Q1 03          % Increase
                                         -----         -----          ----------
Daily Average Revenue Trades             33,877        17,235             97%

      TradeStation's 2004 first quarter DARTs were 28% higher than its 2003 fourth quarter DARTs.

      TradeStation's March 2004 DARTs were higher than its January 2004 DARTs, while, according to an April 1, 2004 eBroker industry report by Sandler O'Neill & Partners, L.P., March 2004 DARTs for Ameritrade, E*Trade and Schwab are estimated to be 26-27% lower than their January DARTs.

      "We attribute our consistency in DARTs over the 2004 first quarter to the robustness of our high-end client base and the diversity of our service offering," said Bill Cruz, Co-Chairman and Co-CEO of TradeStation Group.


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TradeStation's  Average  Equities  Client  Trades  630  Times Per Year and Has a
$116,000 Asset Account Balance

      Brokerage clients generated the following client account metrics in the 2004 first quarter:

Client Account Metrics                                   Equities       Futures
----------------------                                   --------       -------
Annualized average revenue per account                   $  3,490       $  3,590
Annualized trades per account                                 630            702
Average assets per account                               $116,000       $ 22,300

      TradeStation's average client trades about 50 times more often than the average client of its larger competitors (based on trading account data for Ameritrade, E*Trade, Fidelity, Schwab, Scottrade and TD Waterhouse in a Keefe, Bruyette & Woods' January 2004 industry report). Also, TradeStation's average assets per equities account of $116,000 and average assets per futures account of $22,300 are double to triple the industry average.

TradeStation Wins Major Industry Awards for Second Year in a Row

      During the 2004 first quarter, TradeStation was reaffirmed as the most highly-rated online brokerage firm in the United States. For the second year in a row, Barron's magazine named TradeStation the Best Broker for Active Traders and gave TradeStation the highest rating for trade execution. In addition to being named the best broker for active traders, Barron's rated TradeStation superior to 30 other offerings from 27 leading online brokers, including Ameritrade Apex, E*Trade, E*Trade Priority, Fidelity, Harrisdirect, Merrill Lynch Direct, Schwab, Schwab-Cybertrader, SchwabTraderCT, Scottrade, TD Waterhouse and Vanguard.

      TradeStation also won during the 2004 first quarter, for the second consecutive year, the Readers' Choice Awards for Best Direct-Access Stock Brokerage, Best Direct-Access Futures Brokerage, Best Institutional Platform, and Best Professional Platform given by Technical Analysis of Stocks and Commodities magazine. TradeStation was chosen over finalists in those four categories that included Bloomberg and Reuters for Institutional Platform, Reuters for Professional Platform, Refco, Lind-Waldock and Man Financial for Direct-Access Futures Brokerage and Schwab-Cybertrader for Direct-


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Access Stock Brokerage.  TradeStation  also won the Stocks and Commodities award for Best Subscription Internet Analytical Platform.

Company Updates Timetable for Self-Clearing

      TradeStation previously announced that it expected its equities self-clearing operations to commence no later than early July 2004, pending its receipt of clearing firm membership with DTCC later this month. Although the company continues to seek clearing firm membership status with DTCC as soon as possible, it is not likely that the company's application will be acted upon until DTCC's June 2004 committee meeting, which would mean the earliest start date for self-clearing would be late August 2004. This delay would negatively affect third quarter 2004 after-tax income by approximately $800,000.

Company Provides Business Outlook For 2004 Second Quarter

      TradeStation today also provided a Business Outlook for the 2004 second quarter. The company's second quarter 2004 Business Outlook estimated ranges are as follows:

                      SECOND QUARTER 2004 BUSINESS OUTLOOK
                      (In Millions, Except Per Share Data)

                                                    Second Quarter 2004
                                                    -------------------

      REVENUES                                           $17 to $20

      EARNINGS PER SHARE (Diluted)                   $0.10 to $0.11(1)

-----------
1 Second quarter 2004 results are expected to be impacted by the anticipated reversal of a valuation allowance on the company's deferred income tax assets. The reversal is expected to occur based upon the company's level of confidence that self-clearing operations are set to commence and its evaluation of other factors and issues. The company estimates that the reversal will generate one-time income ranging from $1.8 million to $2.3 million at the time it is reversed. Once the valuation allowance is reversed, the company will begin recognizing income tax expense at the effective rate of 37.63%.


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      The company's Second Quarter 2004 Business  Outlook,  and other statements or comments concerning potential results over the 2004 year, are based on an expected start date for self-clearing as late as the end of August 2004, as well as assumptions about anticipated growth of active trader equities and futures accounts, the timing and impact of self-clearing of equity trades, the timing,
rate  of  growth  and  impact  of  the   company's   offering  and  roll-out  of
direct-access options execution services, the rate of growth and impact of new forex accounts, the possibility of material increases in advertising expenses over the remainder of the 2004 year, the timing and impact of the company's anticipated growth of its institutional trader client base, the cost of ongoing litigation, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company's control. In addition, the company's earnings per share estimates are significantly influenced by assumptions regarding the timing, amount and effects of the reversal of a tax valuation allowance, and related income tax issues, which may differ materially from actual results, and result in significantly different net income and earnings per share than the amounts estimated. The company recommends that its Second Quarter 2004 Business Outlook be read in conjunction with its 2004 Business Outlook published February 10, 2004. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth above and below and in the company's recently-filed Annual Report on Form 10-K for the year ended December 31, 2003.

Conference Call/Webcast

      At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company's 2004 first quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.


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About TradeStation Group, Inc.

      TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that offers state-of-the-art direct-access order execution and enables clients to design, test, monitor and automate their own custom trading strategies. In March 2004, TradeStation was named Best Broker for Active Traders by Barron's magazine for the second year in a row (and also received the highest rating for trade execution for the second consecutive year), and in February 2004, also for the second year in a row, was named Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time equities, options, futures and forex market data. Equities and options transactions are currently cleared through Bear, Stearns Securities Corp. (NYSE:
BSC). Futures transactions are currently cleared through R.J. O'Brien & Associates, Inc., and forex deals are made through TradeStation's relationship with R.J. O'Brien Foreign Exchange Inc. TradeStation Securities, Inc. (Member NASD, SIPC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and a member of the American Stock Exchange, Archipelago Exchange, Chicago Board Options Exchange, International Securities Exchange, Philadelphia Stock Exchange and Pacific Exchange. The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

Forward-Looking Statements - Issues, Uncertainties and Risk Factors

      This press release, including the Business Outlook for the 2004 second quarter, and today's earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words "anticipate(s)," "anticipated," "anticipation," "assume(s)," "assumption(s)," "become(s)," "belief(s)," "believe(s)," "believed," "could," "designed," "estimate," "estimates," "estimated," "expect(s)," "expected," "expectation(s)," "going forward," "hopeful," "intend(s)," "intended," "look forward," "may," "opportunity," "opportunities," "outlook(s)," "pending," "plan(s)," "planned," "potential," "scheduled," "shall," "should," "think(s)," "to be," "upcoming," "well-positioned," "will," "would," and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the possibility that self-clearing of equities trades may be even later than the estimated date most recently published and/or failure of the company to obtain regulatory approvals and memberships required to conduct self-clearing operations as a broker-dealer; the company's success (or lack thereof), or delays, in completing final quality assurance testing of its self-clearing system, or in seamlessly converting the clearing of active trader stock trades from Bear Stearns to self-clearing operations; unanticipated risks or negative effects of or associated with self-clearing, including, but not limited to, unanticipated account closings; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes (the company has no self-clearing experience) or other factors; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; the effect that the company's low commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the timing and success of marketing campaigns, and the effect of decisions by the company to increase materially advertising and marketing expenditures to try to help accelerate growth of revenues and market share (which the company probably will do to some extent); TradeStation's technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; a delay in the roll-out of the company's options execution services as a result of


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product  development  or other  technical  delays or issues,  or delays or other issues involving connectivity, business relationships or memberships with options exchanges or options clearing agents; the quality and/or pricing of the company's forex and options execution services failing to appeal to forex and/or options traders to the degree the company anticipates; the company's ability (or lack thereof) to achieve significant net increases in brokerage accounts and brokerage revenues sequentially or quarter over quarter; technical difficulties or errors in the products and/or services, particularly TradeStation (and its updates, including TradeStation 8); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations); the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, a patent infringement claim recently filed against the company and eight other online brokerage firms, and four pending NASD arbitration proceedings concerning claims of brokerage clients) that are significantly different than is currently estimated or expected (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder and patent lawsuits recently filed against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated attorneys' fees and litigation expenses); the company's estimated earnings per share (diluted) are based on the assumption of an average stock price for particular time periods (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission including, but not limited to, the company's Annual Report on Form 10-K for the year ended December 31, 2003, and other SEC filings and company press releases.

Contact --

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000


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                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME

                                                       Three Months Ended
                                                            March 31,
                                                  -----------------------------
                                                      2004             2003
                                                  ------------     ------------
                                                           (Unaudited)
REVENUES:
     Brokerage revenues                           $ 15,106,734     $ 10,962,223
     Subscription fees                               1,882,462        1,711,087
     Other                                             471,532          639,253
                                                  ------------     ------------

         Total revenues                             17,460,728       13,312,563
                                                  ------------     ------------
OPERATING EXPENSES:
     Clearing and execution costs                    5,691,615        3,493,365
     Data center costs                               1,558,113        1,195,909
     Technology development                          1,898,176        1,850,693
     Sales and marketing                             2,670,414        2,570,114
     General and administrative                      2,095,202        1,995,281
     Amortization of intangibles                        29,978           52,478
                                                  ------------     ------------

         Total operating expenses                   13,943,498       11,157,840
                                                  ------------     ------------

         Income from operations                      3,517,230        2,154,723

OTHER INCOME, net                                       55,632           10,694
                                                  ------------     ------------

         Income before income taxes                  3,572,862        2,165,417

INCOME TAX PROVISION (BENEFIT)                          71,458          (86,783)
                                                  ------------     ------------

         Net income                               $  3,501,404     $  2,252,200
                                                  ============     ============
EARNINGS PER SHARE:
     Basic                                        $       0.08     $       0.06
                                                  ============     ============
     Diluted                                      $       0.08     $       0.06
                                                  ============     ============
WEIGHTED AVERAGE SHARES
   OUTSTANDING:
     Basic                                          41,487,110       39,593,389
                                                  ============     ============
     Diluted                                        44,608,484       40,597,919
                                                  ============     ============


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                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                      March 31,     December 31,
                                                        2004           2003
                                                     -----------    ------------
                                                     (Unaudited)
ASSETS:

     Cash and cash equivalents, including
       restricted cash of $2,717,627 and
       $2,682,627 at March 31, 2004 and
       December 31, 2003, respectively               $34,271,744     $31,017,502
     Marketable securities                                    --       1,997,060
     Receivables from clearing firms                   1,094,877         526,832
     Accounts receivable                                 112,361         120,482
     Property and equipment, net                       3,484,881       3,628,773
     Other assets                                      1,675,559         709,903
                                                     -----------     -----------

         Total assets                                $40,639,422     $38,000,552
                                                     ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:

LIABILITIES:
     Accounts payable                                $ 2,063,150     $ 2,047,332
     Accrued expenses                                  5,002,849       6,013,192
     Capital lease obligations                           109,798         194,002
                                                     -----------     -----------
         Total liabilities                             7,175,797       8,254,526

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY                                  33,463,625      29,746,026
                                                     -----------     -----------
         Total liabilities and
           shareholders' equity                      $40,639,422     $38,000,552
                                                     ===========     ===========


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